Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Mark Murffitt
(614) 675-2070

CORE MOLDING TECHNOLOGIES MAKES FURTHER INVESTMENT IN DCPD PROCESS,
WINS PRODUCTION AWARDS

COLUMBUS, Ohio - May 12, 2015 - Core Molding Technologies, Inc. (NYSE MKT: CMT), a leading North American compounder of custom sheet molding compound (SMC) and molder of fiberglass reinforced plastics, today announced it is making additional investments to add to its capability in the reaction injection molding (RIM) of dicyclopentadiene (DCPD), a specialty engineered material system with broad application across the industries Core serves. Core will invest an additional $2 million in molding presses and metering equipment to support new business awards that are expected to generate annual revenue of approximately $10 million starting in late 2015.

“Offering our customers a broad range of material systems and processes has been a key competitive advantage of Core for many years,” said Terry O’Donovan, vice president, marketing and sales for Core Molding Technologies. “Our customers tell us they value a supplier with the capability to mold a variety of material systems,” he said.

DCPD, also sometimes referenced as polydicyclopentadiene (pDCPD), is a two-part, thermoset polymer system that rapidly cures to final form through a catalyst-driven reaction when the two components are brought together. Applications include truck hoods and fender splash panels, heavy truck air deflectors, automobile and truck bumpers, underbody shields, body panels and components for construction and agricultural equipment, among many other products.

Reaction injection molding is the traditional process used to manufacture DCPD products. This process gives customers high flexibility in part design. Many intricate part features, including complicated ribs and holes, can be molded into the product, minimizing the need for secondary processing. The material system has an attractive mix of properties that includes excellent surface finish, outstanding impact resistance and fatigue properties, and the ability to achieve properties in virtually any cross-sectional thickness, all in a corrosion-resistant, low-density system that matches the lightweighting performance of many thermoplastic materials.

Recently, Core was awarded multiple new products utilizing the DCPD process, prompting the additional investment in metering equipment and molding capacity at its Matamoros, Mexico facility to meet those program needs.

“Many of our current customers already purchase DCPD products, and our targeted markets include DCPD applications. This investment will position us to competitively pursue new DCPD opportunities beyond our new awards,” O’Donovan said.

Core anticipates completion of its DCPD investment in the third quarter of 2015. Program revenue is expected to begin late-2015 and ramp up through the balance of the calendar year.

ABOUT CORE MOLDING TECHNOLOGIES, INC.

Core Molding Technologies, Inc. is a manufacturer of sheet molding compound (SMC) and molder of fiberglass reinforced thermoset and thermoplastic materials. Core specializes in large-format moldings and offers a wide range of fiberglass processes, including compression molding of SMC, glass mat thermoplastics (GMT) and bulk molding compounds (BMC); compression and transfer molding of direct long-fiber thermoplastics (D-LFT); spray-up, lay-up, resin transfer (RTM) and vacuum resin transfer molding (V-RTM). Additionally, the company offers reaction injection molding (RIM) of dicyclopentadiene (DCPD). Core serves a wide variety of markets, including the medium and heavy-duty truck, marine, automotive, agriculture, construction and other commercial products markets. Headquartered in Columbus, Ohio, Core maintains plants in Columbus and Batavia, Ohio; Gaffney, South Carolina; Winona, Minnesota; and Matamoros, Mexico. For further information, visit the company's website at www.coremt.com.

Exhibit 99.1

This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies' operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies' control. These uncertainties and factors could cause Core Molding Technologies' actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this report: business conditions in the plastics, transportation, marine and commercial product industries; federal and state regulations (including engine emission regulations); general economic, social and political environments in the countries in which Core Molding Technologies operates; safety and security conditions in Mexico; dependence upon certain major customers as the primary source of Core Molding Technologies' sales revenues; efforts of Core Molding Technologies to expand its customer base; the actions of competitors, customers, and suppliers; failure of Core Molding Technologies' suppliers to perform their obligations; the availability of raw materials; inflationary pressures; new technologies; regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract and retain key personnel; federal, state and local environmental laws and regulations; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; management's decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; and other risks identified from time-to-time in Core Molding Technologies' other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2014 Annual Report to Shareholders on Form 10-K.